SUMMIT PROPERTIES PARTNERSHIP, L.P.
               CALCULATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                             (DOLLARS IN THOUSANDS)
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                                                                 YEAR ENDED DECEMBER 31,
                                             -------------------------------------------------------
                                                1998        1997        1996        1995        1994
                                                ----        ----        ----        ----        ----

Income before extraordinary items              $66,475     $31,934     $21,187     $15,051      $8,527
Interest:
   Expense incurred                             32,550      20,902      16,113      13,715      13,006
   Amortization of deferred financing costs        956       1,057       1,025       1,087       1,061
                                               -------     -------     -------     -------     -------
   Total                                       $99,981     $53,893     $38,325     $29,853     $22,594
                                               =======     =======    ========     =======     =======
Fixed charges:
   Interest expense                            $32,550     $20,902     $16,113     $13,715     $13,006
   Interest capitalized                          6,143       5,876       4,266       3,110         686
   Rental fixed charges                            133         115         124         134         124
   Amortization of deferred financing costs        956       1,057       1,025       1,087       1,061
                                               =======     =======    ========     =======     =======
     Total                                     $39,782     $27,950     $21,528     $18,046     $14,877
                                               =======     =======    ========     =======     =======
Ratio of earnings to fixed charges               $2.51       $1.93       $1.78       $1.65       $1.52
                                               =======     =======    ========     =======     =======
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